NuScale Power to Participate in Upcoming Investor Conference PORTLAND, Ore. – NuScale Power Corporation (NYSE: SMR), the industry-leading provider of proprietary and innovative advanced small modular reactor nuclear technology, today announced that Chris Colbert, Chief Financial Officer, will participate in an upcoming investor conference. • UBS Winter Infrastructure & Energy Conference Date: January 10, 2023 Format: 1x1 and small group meetings Location: Park City, UT About NuScale Power Corporation NuScale Power is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and can be scaled to meet customer needs. NuScale’s 12-module VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers four-module VOYGR-4 (308 MWe) and six-module VOYGR- 6 (462 MWe) power plants, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Richland, Wash.; and London, UK. NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. Investor contact Gary Dvorchak, The Blueshirt Group for NuScale Power ir@nuscalepower.com Media contact Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com